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                                CODE OF ETHICS

                           WESTERN ASSET INCOME FUND
                       WESTERN ASSET MANAGEMENT COMPANY
                   WESTERN ASSET MANAGEMENT COMPANY LIMITED
                           WESTERN ASSET FUNDS, INC.
                        WESTERN ASSET PREMIER BOND FUND
                WESTERN ASSET/CLAYMORE U.S. TREASURY INFLATION
                           PROTECTED SECURITIES FUND
                WESTERN ASSET/CLAYMORE U.S. TREASURY INFLATION
                          PROTECTED SECURITIES FUND 2
                WESTERN ASSET/CLAYMORE U.S. TREASURY INFLATION
                          PROTECTED SECURITIES FUND 3

                            ADOPTED SEPTEMBER 2006

                               TABLE OF CONTENTS

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              I. WHAT ARE THE OBJECTIVES AND SPIRIT OF THE CODE?

A.   Adoption of Code of Ethics by Western Asset and the Funds: Western Asset
     _________________________________________________________
     Management Company and Western Asset Management Company Limited (referred to generally as "Western Asset") act as fiduciaries and, as such, are entrusted to act in the best interests of all clients, including investment companies. Accordingly, Western Asset has adopted this Code of Ethics in order to ensure that employees uphold their fiduciary obligations and to place the interests of clients, including the Funds, before their own.

     In addition, Western Asset Income Fund, Western Asset Premier Bond Fund, Western Asset Funds, Inc., Western Asset/Claymore U.S. Treasury Inflation Protected Securities Fund, Western Asset/Claymore U.S. Treasury Inflation Protected Securities Fund 2 and Western Asset/Claymore U.S. Treasury Inflation Protected Securities Fund 3 (referred to generally as the "Funds") have also adopted this Code of Ethics in order to ensure that persons associated with the Funds, including Directors/Trustees ("Directors"), honor their fiduciary commitment to place the interests of the Funds before their own.

B.   Regulatory Requirement: The Investment Company Act of 1940 requires each
     ______________________
     investment company (I.E., the Funds), as well as its investment adviser and principal underwriter, to adopt a code of ethics. In addition, the Investment Advisers Act of 1940 requires each investment adviser (I.E., Western Asset) to adopt a code of ethics. Both Acts also require that records be kept relating to the administration of the Code of Ethics. This Code of Ethics shall be read and interpreted in a manner consistent with these Acts and their related rules.

C.   Compliance with Applicable Law: All persons associated with Western Asset
     ______________________________
     are obligated to understand and comply with their obligations under applicable law. Among other things, laws and regulations make clear that it is illegal to defraud clients and Funds in any manner, mislead clients or Funds by affirmative statement or by omitting a material fact that should be disclosed, or to engage in any manipulative conduct with respect to clients, Funds, or the trading of securities.

D.   Confidential Information: All persons associated with Western Asset and
     ________________________
     the Funds may be in a position to know about client identities, investment objectives, funding levels, and future plans as well as information about the transactions that Western Asset executes on their behalf and the securities holdings in their accounts. All this information is considered confidential and must not be shared unless otherwise permitted.

E.   Avoiding Conflicts of Interest: Neither Western Asset employees nor Fund
     ______________________________
     Directors may take advantage of their knowledge or position to place their interests ahead of Western Asset clients or the Funds, as the case may be. Different obligations may apply to different persons under this Code of Ethics, but this duty includes an obligation not to improperly trade in personal

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     investment accounts, as well as an obligation to maintain complete objectivity and independence in making decisions that impact the management of client assets, including the Funds. Western Asset employees and Fund Directors must disclose all material facts concerning any potential conflict of interest that may arise to the Funds' Chief Compliance Officer or the Western Asset Chief Compliance Officer, as appropriate.

F.   Upholding the Spirit of the Code of Ethics: The Code of Ethics sets forth
     __________________________________________
     principles and standards of conduct, but it does not and cannot cover every possible scenario or circumstance. Each person is expected to act in accordance with the spirit of the Code of Ethics and their fiduciary duty. Technical compliance with the Code of Ethics is not sufficient if a particular action or series of actions would violate the spirit of the Code of Ethics.


                                      3

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                        II. WHO IS SUBJECT TO THE CODE?

While the spirit and objectives of the Code generally are the same for each person covered by the Code of Ethics, different specific requirements may apply to different categories of people. Western Asset and the Funds have both adopted the Code of Ethics, and the requirements for Western Asset employees differ from those for Fund Directors. You must understand what category or categories apply to you in order to understand which requirements you are subject to.

A.   Western Asset Employees, Officers and Directors: As a condition of
     _______________________________________________
     employment, all Western Asset employees, officers and directors (generally referred to as "Western Asset employees") must read, understand and agree to comply with the Code of Ethics. You have an obligation to seek guidance or take any other appropriate steps to make sure you understand your obligations under the Code of Ethics. On an annual basis, you are required to certify that you have read and understand the Code of Ethics and agree to comply.

B.   Directors of the Funds: The Code of Ethics applies to both interested and
     ______________________
     disinterested Directors of the Funds, but different requirements apply to each.

     1. What are the "Funds"? The Funds constitute Western Asset Income Fund, Western Asset Premier Bond Fund, Western Asset Funds, Inc., Western Asset/Claymore U.S. Treasury Inflation Protected Securities Fund, Western Asset/Claymore U.S. Treasury Inflation Protected Securities Fund 2, and Western Asset/Claymore U.S. Treasury Inflation Protected Securities Fund 3.

     2. If a Director is considered to be an "interested person" of a Fund, its investment adviser or principal underwriter within the meaning of Section 2(a)(19) of the Investment Company Act of 1940, then they are considered an Interested Director.

     3. If a Director is not considered to be an "interested person," then they are considered to be a Disinterested Director.

     4. If you are both a Fund Director and an employee of Western Asset, Legg Mason, or Claymore, you are subject to the requirements that apply to you as an employee of Western Asset, Legg Mason or Claymore, as applicable.

     5. Interested and Disinterested Directors are subject to those requirements forth in Section VIII.

C.   Access Persons: Western Asset employees and Fund Officers and Directors
     ______________
     are considered "Access Persons" because they may have access to information regarding investment decisions, transactions and holdings. Other people may also be considered to be "Access Persons" and subject to the same requirements as Western Asset employees including the following:

     1. Any natural person that has the power to exercise a controlling influence over the management and policies of Western Asset or the Funds and who obtains information concerning recommendations made to a client account, including a Fund, with regard to the purchase or sale of a security.


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     2.    Any person who provides advice on behalf of Western Asset and is subject to Western Asset's supervision and control.

     3. Any other such person as the Chief Compliance Officer of Western Asset or the Funds designate.

D.   Equity Access Persons: If you are a Western Asset employee and you also
     _____________________
     have access to equity holdings and transactions deriving from Western Asset's support of the equity business conducted by an affiliated company, you are considered an "Equity Access Person." You are subject to all the requirements applicable to Western Asset employees, but also must comply with requirements applying to equity securities.

E.   Investment Persons: If you are a Western Asset employee and you also make
     __________________
     recommendations or investment decisions on behalf of Western Asset as part of your regular functions or duties, or you make or participate in making recommendations regarding the purchase or sale of securities for a Western Asset client or account, you are considered an "Investment Person." Investment Persons are subject to all the requirements of Western Asset employees, but also must comply with additional restrictions due to their knowledge and involvement with investment decisions Western Asset is considering or planning for the future.

F.   Other Codes of Ethics: If you are an Access Person under this Code, but
     _____________________
     you are employed principally by Claymore Securities, Inc., Claymore Advisors, LLC, Legg Mason, Inc., or affiliates of Western Asset and you are subject to a Code of Ethics that complies with applicable law, you are subject to the relevant provisions of the Code of Ethics of your principal employer and not subject to this Code.

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                        III. WHO ADMINISTERS THE CODE?

A.   Western Asset Operations Committee:

     1.    Responsibilities: The Western Asset Operations Committee has
           ________________
           ultimate responsibility for the Code of Ethics. The Operations Committee shall review and approve or deny any changes or proposed changes to the Code of Ethics. The Operations Committee shall also receive periodic reports from the Legal and Compliance Department regarding violations of the Code of Ethics. The Operations Committee shall determine the appropriate policy with respect to sanctions for Code of Ethics violations. The Operations Committee may delegate the administration of this Code of Ethics to other individuals or departments, including the power to impose sanctions for particular violations according to the framework approved by the Committee.

     2.    Interpretation: The Operations Committee is the final arbiter of
           ______________
           questions of interpretation under this Code of Ethics.

B.   Western Asset Chief Compliance Officer:

     1.    Receipt of Violations: The Chief Compliance Officer (known as the
           _____________________
           "CCO") for Western Asset is the person designated to receive all violations of the Code of Ethics. If a Western Asset employee becomes aware of a violation of this Code of Ethics or a violation of applicable law, they have an obligation to report the matter promptly to the CCO.

     2.    Review of Violations: The Western Asset CCO must review all
           ____________________
           violations of the Code of Ethics and oversee any appropriate investigation and subsequent response with respect to Western Asset.

C.   Chief Compliance Officer for the Funds:

     1.    Responsibilities: The Chief Compliance Officer for the Funds is
           ________________
           responsible for overseeing the administration of the Funds' compliance policies and procedures.

     2.    Reporting of Violations: All violations of the Funds' Code of Ethics
           _______________________
           must be reported to the Funds' Chief Compliance Officer. To the extent that a violation involves a Fund Director, the Funds' CCO shall oversee any appropriate investigation and subsequent response with respect to the Funds.

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                    IV. FIDUCIARY DUTY TO CLIENTS AND FUNDS

A.   Comply with Applicable Law: A variety of securities laws, including those
     __________________________
     described in this Code of Ethics, apply to the operation of Western Asset and the Funds. It is your responsibility to understand your obligations under these laws and to comply with those requirements. You have an obligation to seek assistance from the Legal and Compliance Department if you are unsure of what your obligations are under this Code of Ethics.

B.   Fiduciary Duty: As a fiduciary for Western Asset clients, including the
     ______________
     Funds, you have an obligation to act in clients' best interests. You must scrupulously avoid serving your personal interests ahead of the interests of clients and the Funds. That includes making sure that client interests come first and that you avoid any potential or actual conflicts of interest. That fiduciary duty extends to all aspects of the business. Conflicts and potential conflicts can arise in a variety of situations. You may have information regarding clients, their investment strategies, strategic plans, assets, holdings, transactions, personnel matters and other information. This information may not be communicated in any manner to benefit yourself or other persons. This obligation extends to avoiding potential conflicts between client accounts as well. You may not inappropriately favor the interests of one client over another.

C.   Compliance with the Code of Ethics: A current copy of this Code of Ethics
     __________________________________
     is always available upon request. On an annual basis, you are required to acknowledge that you have received, understand and agree to comply with the Code of Ethics and that you have complied with the Code of Ethics over the past year.

D.   Personal Interests: As a general matter, you may not improperly take
     __________________
     personal advantage of your knowledge of recent, pending or intended securities activities for clients, including the Funds. In addition, you may not improperly take advantage of your position to personally gain at the expense of the interests of Western Asset, clients, or the Funds.

E.   Maintaining the Best Interests of Clients: The provisions of this Code of
     _________________________________________
     Ethics address some of the ways in which you are expected to uphold the fiduciary duty to clients and the Funds. It is not an exclusive list.

F.   Confidentiality: Unless otherwise permitted, information regarding clients
     _______________
     or their accounts may not be shared with persons outside of the Firm, such as vendors, family members, or market participants. In particular, information regarding the trading intentions of clients or Western Asset on behalf of its clients may not be shared.

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G.   Gifts and entertainment:
     _______________________

     1. As a Western Asset employee, you may be offered or may receive gifts and entertainment such as hosted dinners or other events from persons that are personally in a position to do or potentially to do business with Western Asset such as clients, consultants, vendors or other business contacts (generally known as "business contacts"). To ensure that you are not beholden to a business contact and that your judgment remains unimpaired, you may only accept appropriate and reasonable gifts and entertainment.

     2. You may not personally give gifts to business contacts that exceed a reasonable amount in value. Any gifts or entertainment provided to business contacts should be done on behalf of Western Asset with proper authorization.

     3. You may not solicit gifts or entertainment or anything of value from a business contact.

     4. The acceptance of gifts and entertainment shall also be subject to Western Asset's policies and procedures as applicable.

H.   Serving as a Director:
     _____________________

     1. You may not serve on the Board of Directors or any similar body of any entity that has issued publicly traded securities without prior authorization of the Western Asset Chief Compliance Officer and the Legg Mason Legal and Compliance Department.

     2. If authorized, appropriate safeguards and procedures may be implemented to prevent you from making investment decisions or recommendations with respect to that issuer.

I.   Political contributions:
     _______________________

     1. Neither Western Asset nor any Western Asset employee may make any political contributions that intentionally or unintentionally may have the perceived effect of influencing whether a government entity, official or candidate hires or retains Western Asset or a Legg Mason affiliate as investment adviser, invests or maintains an investment in any fund advised or sub-advised by Western Asset or a Legg Mason affiliate, or influences Western Asset's access to or allocation of securities issued by that government entity.

J.   Personal trading:
     ________________

     1. A potential conflict exists between the interests of clients (including the Funds) and your personal investment activities. This conflict may take shape in a variety of ways, including the particular trades you execute and the volume of trading you do.

     2. You may not engage in an excessive volume of trading in your personal accounts. High volumes of personal trading may raise concerns that your energies and interests are not aligned with client interests.

     3. Depending on the particular security that you choose to buy, a holding period may also apply that requires you to hold that security for a minimum period of time.

     4. At all times, you have an obligation to refrain from personally trading to manipulate the prices of securities and trading on material non-public information.

     5. Given the potential conflict that exists between client transactions, holdings and intentions and your personal trading activity, the Code of Ethics contains detailed requirements regarding your personal conduct and the monitoring of your personal trading activity. The remaining sections of the Code of Ethics provide guidance on the requirements that must be followed in connection with your personal trading activity.


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                       V. REPORTING OF PERSONAL TRADING

A. You must provide information regarding your personal investment accounts as required under this Code of Ethics. Reporting obligations take effect at the inception of your involvement with Western Asset or a Fund, and continue on a monthly, quarterly and annual basis. Western Asset employees and Interested Directors have reporting obligations that differ from those of Disinterested Directors. As with other provisions of the Code of Ethics, you are expected to understand and comply with the obligations that apply to you. (Interested and Disinterested Directors should refer to Section VIII for a description of applicable provisions.)

B. In order to monitor potential conflicts of interest and your compliance with the Code, Western Asset employees and Interested Directors must identify investment accounts and provide information on particular securities transactions in those accounts.

C. Which investment accounts do Western Asset employees and Interested Directors need to report?

     1.    Report any of the following investment accounts:

           a) Any investment account with a broker-dealer or bank in which you have a direct or indirect interest, including accounts that are yours or that you share jointly with another person. This includes joint accounts, spousal accounts, UTMA accounts, partnerships, trusts and controlling interests in corporations.

                 1) This requirement generally will cover any type of brokerage account opened with a broker-dealer or bank.

                 2) You must also report any Individual Retirement Account ("IRA") held with a broker-dealer or bank.

           b) Any investment account with a broker-dealer or bank over which you have investment decision-making authority (including accounts you are named on, such as being a guardian, executor or trustee, as well as accounts you are not named on, such as an account owned by another person for which you have been granted trading authority).

           c) Any investment account with a broker-dealer or bank established by partnership, corporation, or other entity in which you have a direct or indirect interest through any formal or informal understanding or agreement.

           d) Any college savings account in which you hold securities issued under Section 529 of the Internal Revenue Code and in which you have a direct or indirect interest.

           e) Any other account that the Western Asset Operations Committee or its delegate deems appropriate in light of your interest or involvement.

           f) You are presumed to have investment decision-making authority for, and therefore must report, any investment account of a member of your immediate family if they live in the same household as you. (Immediate family includes a spouse, child, grandchild,

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                 stepchild, parent, grandparent, sibling, mother or
                 father-in-law, son or daughter in-law, or brother or sister in-law.) You may rebut this presumption if you are able to provide Western Asset with satisfactory assurances that you have no material interest in the account and exercise no control over investment decisions made regarding the account. Consult with the Legal and Compliance Department for guidance regarding this process.

     2.    Do not report any of the following accounts:

           a) Do not report investment accounts that are not held at a broker-dealer or bank that permit investments only in shares
                                                               ____
                 of open-end investment companies or funds:

                 1) Do not report such an investment account if the account holds only shares in money market funds.
                             ____

                 2)    Do not report such an investment account if you only
                                                                       ____
                       invest in open-end funds not advised or sub-advised by Western Asset or a Legg Mason affiliate. If you begin investing in open-end funds advised or sub-advised by Western Asset or an affiliate, you must report the investment account.

           b) Do not report any 401(k), 403(b) or other retirement accounts unless there is trading activity in funds advised or sub-advised by Western Asset or an affiliate. The list is available from the Legal and Compliance Department. Note: If you have a Legg Mason 401(k) account, no additional reporting is required, but you are subject to the holding period requirements described in Section VII of this Code of Ethics.

D. What reports are Western Asset employees and Interested Directors required to provide?

     1.    At hire: What information is required when you are hired or become a
           _______
           Western Asset employee or an Interested Director of a Fund?

           a) You must report all of your investment accounts. (See paragraph C above for more detail for which accounts must be reported.)

           b) The report must either include copies of statements or the name of the broker, dealer or bank, title on the account, security names, and the number of shares and principal amount of all holdings.

           c)    You must sign and date all initial reports.

           d) You must report required information within 10 calendar days from the date of hire or the date on which you become a Western Asset employee or Interested Director.

           e) All the information that you report must be no more than 45 days old.

           f) The Legal and Compliance Department will attempt to arrange with your brokerage firm to receive duplicate confirmations and statements to enable the firm to monitor your trading activities, but your assistance may be required.


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     2.    Quarterly Transaction Reports: What information is required on a
           _____________________________
           quarterly basis?

           a) You must report all transactions in covered securities in which you have a direct or indirect beneficial interest during a quarter to the Legal and Compliance Department within 30 days after quarter end, regardless of whether the account is required to be reported under paragraph C above.

                 1) What are "covered securities"? "Covered securities" are any security as defined by the Investment Advisers Act of 1940, Investment Company Act of 1940, any financial instrument related to a security, including fixed income securities, any equity securities, any derivatives on fixed income or equity securities, closed-end mutual funds, and any open-end mutual funds managed, advised or sub-advised by Western Asset or an affiliate.

                 2) "Covered securities" does not include obligations of the US government, bankers acceptances, bank certificates of deposit, commercial paper and high quality short term debt instruments such as repurchase agreements and other instruments as set forth in Section VI.C.3.

           b) The report shall state the title and number of shares, the principal amount of the security involved, the interest rate and maturity date if applicable, the date and nature of the transaction, the price at which the transaction was effected and the name of the broker, dealer or bank with or through whom the transaction was effected.

           c)    The report must also include the date it was submitted.

           d) You may not be required to file a quarterly report if the Legal and Compliance Department received duplicate copies of your broker confirmations and statements within the 30 day time period. From time to time, however, the Legal and Compliance Department may not receive all duplicate statements from brokers or may not receive them on a timely basis. In those cases, you will be notified by the Legal and Compliance Department and you have an obligation to provide copies of the statements or report all transactions you execute during the quarter in some other form.

           e) If you have no investment accounts or executed no transactions in covered securities, you may be asked to confirm that you had no investment activity (either independent of an account or in a newly opened account).

     3.    Annual Holdings Reports: What information is required on an annual
           _______________________
           basis?

           a) You must provide a list of all covered securities in which you have a direct or indirect interest, including those not held in an account at a broker-dealer or bank. The list must include the title, number of shares and principal amount of each covered security. Copies of investment account statements containing such information are sufficient.

           b) You must report the account number, account name and financial institution for each investment account with a broker-dealer of bank for which you are required to report.

           c) While the Western Asset Legal and Compliance Department may be receiving duplicate statements and confirmations for your investment accounts, this annual reporting requirement is intended to serve as a check to make sure that all of Western Asset's information is accurate and current.

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           d)    The information in the annual report must be current as of a date no more than 45 days before the report is submitted and the annual report must include the date it was submitted to the Western Asset Legal and Compliance Department.

           e) You also must certify annually that you have complied with the requirements of this Code of Ethics and that you have disclosed or reported all transactions and holdings required to be disclosed or reported pursuant to the requirements of this Code.

     4.    Confirmations and Statements: Your assistance may be required, but
           ____________________________
           the Western Asset Legal and Compliance Department will attempt to arrange to receive duplicate copies of transaction confirmations and account statements for each investment account directly from each financial institution with whom you have reported having an investment account.

     5.    New Investment Accounts: When do I need to report new investment
           _______________________
           accounts that are required to be reported under the Code of Ethics?

           a) After you open an account or after you assume a role or obtain an interest in an account that requires reporting (as discussed in Section V.C.1), you have 30 calendar days after the end of the quarter to report the account.

           b) You must report the title of the account, the name of the financial institution for the account, the date the account was established (or the date on which you gained an interest or authority that requires the account to be reported) and the date reported.

E. What additional reporting obligations exist for Directors and Officers of Closed-End Investment Companies, officers or Western Asset, or members of the Western Asset Investment Strategy Group?

     1. Section 16 of the Securities Exchange Act of 1934 requires Directors and Officers of any close-end investment company to report to the Securities and Exchange Commission changes in their personal ownership of that closed-end investment company's stock. Note that reporting is not required for all close-end investment companies, but only the shares of those closed-end funds for which a person serves as a director or officer.

     2. In addition, Section 16 requires Western Asset officers and members of the Western Asset Investment Strategy Group to forfeit to the Fund any profit realized from any purchase and sale, or any sale and purchase, of Fund shares within any period of less than six months. Such persons should consult the Western Asset Legal and Compliance Department for further guidance regarding specific provisions of the law, including applicable reporting requirements.

     3. If provided with the necessary information, the Western Asset Legal and Compliance Department will assist and make the filings with the Securities and Exchange Commission on your behalf.

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                VI. PRE-CLEARANCE PROCESS FOR PERSONAL TRADING

A. Before you execute a personal trade, the trade may need to be pre-cleared to ensure that there is no conflict with Western Asset's current trading activities on behalf of its clients (including the Funds). All Western Asset employees are required to pre-clear trades in securities except as provided below.

B.   What trades must be pre-cleared? Trades in any of the following:

     1.    Any Security: Unless excluded below, you must pre-clear trades
           ___________________________________
           in any security, which means any bond, stock, debenture, certificate of interest or participation in any profit sharing venture, warrant, right and generally anything that meets the definition of "security" under the Investment Advisers Act of 1940 and the Investment Company Act of 1940.

     2.    Restricted List: You are required to pre-clear the securities of any
           _______________
           issuer that is listed on the Western Asset restricted list.

     3.    Common Stocks: You are only required to pre-clear publicly traded
           _____________
           common stocks if you have been designated as an Equity Access Person (as defined in Section II) or if the issuer of the common stock is listed on the Western Asset restricted list. All Western Asset employees are also required to pre-clear an equity related private placements or initial public offerings (see paragraphs 7 and 8 below).

     4.    Any derivative of a security: Trades in any financial instrument
           ____________________________
           related to a security that is required to be pre-cleared, including options on securities, futures contracts, single stock futures, options on futures contracts and any other derivative must be pre-cleared.

     5.    Shares in any Affiliated Investment Company or Fund: Pre-clearance
           ___________________________________________________
           is required if you purchase or sell shares of open-end or closed-end funds advised or sub-advised by Western Asset outside of your Legg Mason 401(k) participant account. This includes pre-clearance for such purchases or sales in a spouse's retirement account. You are not required to pre-clear trades in your Legg Mason 401(k) participant account. Note: No pre-clearance is required for investments in any money market funds.

     6.    Systematic Investment Plans: Pre-clearance is required when
           ___________________________
           executing an initial instruction for any purchases or sales that are made pursuant to a systematic investment or withdrawal plan involving a security that requires pre-clearance. For example, a systematic investment plan that regularly purchases shares of a Western Asset Fund would need to be pre-cleared when the initial instruction was made, but not for each specific subsequent purchase. A systematic investment or withdrawal plan is one pursuant to which a prescribed purchase or sale will be automatically made on a regular, predetermined basis without affirmative action by the Access Person. As such, only the initial investment instruction (and any subsequent changes to the instruction) requires pre-clearance.

     7.    Private Placement Securities: All Western Asset employees must
           ____________________________
           pre-clear any trades in private placement securities (I.E., any offering that is exempt from registration under the Securities Act of 1933 pursuant to section 4(2) or 4(6) or pursuant to rule 504, rule 505, or rule 506 under the Securities Act of 1933). For example, private investment partnerships or private real estate holding partnerships would be subject to pre-clearance.

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     8.    Initial Public Offerings: Investment Persons (as defined in Section
           ________________________
           II) are prohibited from participating in Initial Public Offerings, but other Western Asset employees may participate after obtaining pre-clearance.

     9.    529 College Savings Plans: Any transaction in units of a college
           _________________________
           savings plan established under Section 529 of the Internal Revenue Code where the underlying investments are open-end funds advised or sub-advised by Western Asset or an affiliate. A list of such funds is available from the Legal and Compliance Department.

     10.   Transactions in Retirement Accounts and Deferred Compensation Plans:
           ___________________________________________________________________
           All purchases or sales of investment companies or funds advised or sub-advised by Western Asset in any retirement account other than your Legg Mason 401(k) participant account or Deferred Compensation Plan must be pre-cleared. Note: Trades in your Legg Mason 401(k) account are not required to be pre-cleared, but are subject to a 60 day holding period if they are Legg Mason funds or if they are advised or sub-advised by Western Asset.

     11.   Shares of Preferred Stock: You are required to pre-clear all
           _________________________
           transactions in shares of preferred stock.

C.   What trades are not required to be pre-cleared?

     1.    Common Stocks: As long as the issuer of the securities is not listed
           _____________
           on the Western Asset restricted list, you are not required to pre-clear publicly traded common stocks unless you have been designated as an Equity Access Person. All Western Asset employees are also required to pre-clear an equity security in the case of a private placement or an initial public offering (see paragraphs 6 and 7 in Section C above).

     2.    Government Securities: Trades in any direct obligations of the U.S.
           _____________________
           Government or any G7 government are not required to be pre-cleared.

     3. High Quality Short-term Debt Instruments: High quality short term debt instruments including bankers acceptances, bank certificates of deposit, commercial paper, variable-rate demand notes, repurchase agreements and other high quality short-term debt instruments (meaning any instrument that has a maturity at issuance of less than 366 days and that is rated in one of the two highest rating categories by a nationally recognized statistical rating organization, such as S&P or Moody's) are not required to be pre-cleared.

     4.    Money Market Funds: Trades in any investment company or fund that is
           __________________
           a money market fund are not required to be pre-cleared.

     5.    Open-End Mutual Funds: Trades in open-end mutual funds that are not
           _____________________
           advised or sub-advised by Western Asset are not required to be pre-cleared.

     6.    Closed-End Mutual Funds and Exchange Traded Funds ("ETFs"): For
           __________________________________________________________
           purposes of the Code of Ethics, shares of closed end mutual funds and ETFs are treated as shares of common stock. Accordingly, transactions of closed end mutual funds and ETFs are not required to be pre-cleared unless the employee is designated as an Equity Access Person or unless the closed end mutual fund is advised by Western Asset.

     7.    Transactions Retirement Accounts and Deferred Compensation Plans:
           ________________________________________________________________
           Purchases or sales of investment companies or funds in your Legg Mason 401(k) participant account or Deferred Compensation Plan are not required to be pre-cleared. Note: Trades in your Legg Mason 401(k) account are not required to be pre-cleared, but are subject to a holding period requirement if they are advised or sub-advised by Western Asset.

     8.    Systematic Investment Plans: Any purchases or sales that are made
           ___________________________
           pursuant to a systematic investment or withdrawal plan that has previously been approved by a Pre-Clearance Officer. A systematic investment plan is any plan where a sale or purchase will be automatically made on a regular, predetermined basis without your authorization for each transaction. The first instruction must be pre-cleared, but each subsequent purchase is not required to be pre-cleared unless changes are made to the terms of the standing order.

     9.    No Knowledge: Securities transactions where you have no knowledge of
           ____________
           the transaction before it is completed (for example, a transaction effected by a Trustee of a blind trust or discretionary trades involving an investment partnership or investment club, when you are neither consulted nor advised of the trade before it is executed) are not required to be pre-cleared.

     10.   Certain Corporate Actions: Any acquisition of securities through
           _________________________
           stock dividends, dividend reinvestments, stock splits, reverse stock splits, mergers, consolidations, spin-offs, exercise of rights or other similar corporate reorganizations or distributions generally applicable to all holders of the same class of securities is not required to be pre-cleared.

     11.   Options-Related Activity: Any acquisition or disposition of a
           ________________________
           security in connection with an option-related transaction that has been previously approved. For example, if you receive approval to write a covered call, and the call is later exercised, you are not required to obtain pre-clearance in order to exercise the call.

     12.   Commodities, Futures and Options on Futures: Any transaction
           ___________________________________________
           involving commodities, futures (including currency futures and futures on securities comprising part of a broad-based, publicly traded market based index of stocks) and options on futures. Pre-clearance is required for any single issuer derivatives, such as single stock futures.

     13.   529 College Savings Plans: Any transaction in units of a college
           _________________________
           savings plan established under Section 529 of the Internal Revenue Code, unless the underlying investment includes open-end funds advised or sub-advised by Western Asset or an affiliate.

     14.   Miscellaneous: Any transaction in any other securities as the
           _____________
           Western Asset Chief Compliance Officer may designate on the grounds that the risk of abuse is minimal or non-existent.

D.   How does pre-clearance process work?

     1.    Understand the Pre-clearance requirements: Review Section VI.C to
           _________________________________________
           determine if the security requires pre-clearance.

     2.    Trading Authorization Form: A Trading Authorization Form should be
           __________________________
           obtained and completed.

     3.    Submission for approval: The form must be submitted to a
           _______________________
           Pre-clearance Officer for a determination of approval or denial. The Chief Compliance Officer shall designate Pre-clearance Officers to consider requests for approval or denials.

     4.    Approval or Denial: The Pre-clearance Officer shall determine
           __________________
           whether approval of the proposed trade would place the individual's interests ahead of the interests of Western Asset clients (including the Funds). To be valid, a Pre-clearance Officer must sign the Trading Authorization Form.

     5.    Expiration of Trading Permission: Trade authorizations expire at the
           ________________________________
           end of the trading day during which authorization is granted. Trade authorizations also expire if they are revoked or if you learn that the information provided in the Trade Authorization request is not accurate. If the authorization expires, a new authorization must be obtained before the trade order may be placed. If an order is placed but has not been executed before the authorization expires (E.G., a limit order), no new authorization is necessary unless the order is amended in any way.

     6.    Transactions of a Pre-clearance Officer: A Pre-clearance Officer may
           _______________________________________
           not approve his or her own Trading Authorization Form.

     7.    Proxies: You may designate a representative to complete and submit a
           _______
           Trade Authorization Form if you are unable to complete the form on your behalf in order to obtain proper authorization.

                      VII. PERSONAL TRADING RESTRICTIONS

A. In addition to reporting and pre-clearance obligations, you are also subject to restrictions regarding the manner in which you trade and hold securities in any personal investment accounts for which you report transactions. (Section V of this Code of Ethics describes which accounts must be reported.)

B.   For all Western Asset employees:

     1.    Market manipulation: You shall not execute any securities
           ___________________
           transactions with the intent to raise, lower, or maintain the price of any security or to falsely create the appearance of trading activity.

     2.    Trading on inside information: You shall not purchase or sell any
           _____________________________
           security if you have material nonpublic information about the security or the issuer of the security. You are also subject to Western Asset's policy on insider trading. This policy applies both to personal transactions and to transactions executed by Western Asset personnel on behalf of client accounts.

     3.    Excessive personal trading: You may not engage in excessive personal
           __________________________
           trading, as may be set forth in Western Asset policies from time to time.

     4. Regardless of whether a transaction is specifically prohibited in this Code of Ethics, you may not engage in any personal securities transactions that (i) impact your ability to carry out your assigned duties or (ii) increase the possibility of an actual or apparent conflict of interest.

C. Initial Public Offerings For Investment Persons: Investment Persons may not purchase any securities through an initial public offering.

D. Holding Periods for certain mutual funds, investment companies and/or unit trusts:

     1. Holding periods apply for any funds advised or sub-advised by Western Asset or any affiliate, including both open-end and closed-end funds. Lists of applicable funds will be made available for reference by the Legal and Compliance Department.

     2.    For Western Asset employees:

           a) After purchase in an account of a fund advised by Western Asset or any Legg Mason fund, you must hold that security in that account for at least 60 days from the date of purchase.

           b) Note that this limitation also applies to any purchases or sales in your individual retirement account, 401(k), deferred compensation plan, or any similar retirement plan or investment account for you or your immediate family.

           c) There is no holding period for purchases or sales done through a systematic investment or withdrawal plan.

E.   Blackout Periods:

     1.    One Day Blackout period for all Western Asset employees:

           a) You may not purchase or sell a fixed-income security (or any security convertible into a fixed income security) of an issuer on the same day in which Western Asset is purchasing or selling a fixed-income security from that same issuer.

           b) Contemporaneous trading activity will be the basis for a denial of a request for trading pre-clearance.

     2.    Seven Day Blackout period for Investment Persons:

           a) You may not purchase or sell a fixed income security (or any security convertible into a fixed income security) if Western Asset purchases or sells securities of the same issuer within seven days before or after the date of your purchase or sale.

     3.    60 Day Blackout period for Investment Persons:

           a) After the purchase of any fixed income security, you must hold that security for at least 60 calendar days if, at any time during that 60 day period, any fixed income security of the same issuer was held in any Western Asset client account (including Funds).

           b) Example: If you purchase a fixed income security, you may not sell that security for 60 days if, at any time during those 60 days, Western Asset held that same security or any other fixed income security of the same issuer. In such a case, you must wait beyond 60 calendar days in order to sell the security.

     4. Exceptions to the blackout periods. The blackout periods do not apply to the following transactions:

           a)    Options on broad-based indices: Transactions in options on the
                 ______________________________
                 following broad-based indices: S&P 500, S&P 100, NASDAQ 100, Nikkei 300, NYSE Composite, and Wilshire Small Cap indices. The permitted indices may change from time to time by designation of the Chief Compliance Officer.

           b)    Sovereign Debt of Non-US and non-UK Governments: Transactions
                 _______________________________________________
                 in sovereign debt of non-US and non-UK governments with an issue size of greater than $1 billion and issued either in the home currency, US dollars or U.K. Sterling. These transactions may still require pre-clearance if they are issued by non-G7 countries.

           c)    Pre-Clearance Sought and Obtained in Good Faith: The blackout
                 _______________________________________________
                 period restriction may be deemed inapplicable if, consistent with the overarching duty to put client interests ahead of personal or Firm interests, an Access Person making a personal transaction has sought and received pre-clearance. This determination will take into account such factors as the degree of involvement in or access to the persons or teams making the investment decision.

                     VIII. REQUIREMENTS FOR FUND DIRECTORS

A. Interested Directors of the Funds that are also Western Asset, Legg Mason or Claymore employees

     1. If you are an Interested Director and also a Western Asset, Legg Mason or Claymore employee, you are subject to all the Code of Ethics requirements that apply to you as a Western Asset, Legg Mason or Claymore employee. Accordingly, if you are a Western Asset employee, you are required to comply with all provisions of this Code of Ethics. If you are a Legg Mason or Claymore employee, you are not subject to the provision of this Code of Ethics, but you are required to comply with the Legg Mason or Claymore Code of Ethics, as applicable.

     2. You are also subject to the requirements under Section 16 of the Securities and Exchange Act of 1934. For Interested Directors who are also Western Asset employees, this obligation is addressed in
           Section V.E. of this Code of Ethics.

B. Interested Directors of the Funds that are not Western Asset, Legg Mason or Claymore employees

     1.    Applicable Provisions of the Code of Ethics: For an Interested
           ___________________________________________
           Director that is not a Western Asset, Legg Mason or Claymore employee, only the requirements as set forth in the following Sections of the Code of Ethics shall apply: Section I (Objectives and Spirit of the Code), Section II (Persons Subject to the Code),
           Section III (Persons Who Administer the Code) and Section V (Reporting of Personal Trading) and Section VIII (Requirements for Fund Directors) shall apply. These sections may also incorporate other parts of the Code of Ethics by reference.

     2.    Rule 17j-1 Requirements with Respect to Reporting of Personal
           _____________________________________________________________
           Trading: Notwithstanding the requirements set forth in Section V of
           _______
           this Code of Ethics relating to Reporting of Personal Trading, the requirements of Section V shall only apply to the extent required by Rule 17j-1. In particular, no reporting of any open-end mutual funds is required.

     3.    Section 16 Reporting: Section 16 of the Securities and Exchange Act
           ____________________
           of 1934 requires all Directors of closed-end investment companies to report changes in your personal ownership of shares of investment companies for which you a Director. If provided with the necessary information, the Legal and Compliance Department will assist and make filings with the Securities and Exchange Commission on your behalf.

     4.    Section 16 Personal Trading Restrictions: Section 16 of the
           ________________________________________
           Securities and Exchange Act requires a Director to forfeit to the Fund any profit realized from any purchase and sale, or any sale and purchase, of Fund shares within any period of less than six months.

C.   Disinterested Directors of the Funds

     1.    Applicable Provisions of the Code of Ethics: For Disinterested
           ___________________________________________
           Directors of the Funds, only the following Sections of this Code of Ethics shall apply: Sections I (Objectives and Spirit of the Code), II (Persons Subject to the Code), III (Persons Who Administer the
           Code), and Section VIII (Requirements of Fund Directors).

     2.    Reporting of Personal Trading:
           _____________________________

           a)    Disinterested Directors are not required to make any reports
                                         _______
                 that would be otherwise required of Western Asset employees or Interested Directors under this Code of Ethics.

           b)    Disinterested Directors are required to report any time that
                                         ___
                 the Director purchased or sold a security in which he or she directly or indirectly had a beneficial ownership or a director or indirect interest and knew or should have known in the ordinary course of fulfilling his or her official duties as a Fund Director that the Fund or its advisers purchased or sold or considered purchasing or selling the same security during the 15 days before or after the date on which the Director bought or sold the security.

           c) Such reports shall be filed with the Western Asset Legal and Compliance Department for Disinterested Directors of Western Asset Income Fund, Western Asset Funds, Inc., and Western Asset Premier Bond Fund. For Directors of Western Asset/Claymore U.S. Treasury Inflation Protected Securities Fund, Western Asset/Claymore U.S. Treasury Inflation Protected Securities Fund 2, or Western Asset/Claymore U.S. Treasury Inflation Protected Securities Fund 3, such reports shall be filed with the Claymore Advisors, LLC Legal Department.

     3.    Section 16 Reporting: Section 16 of the Securities and Exchange Act
           ____________________
           of 1934 requires all Directors of closed-end investment companies to report changes in your personal ownership of shares of investment companies for which you a Director. If provided with the necessary information, the Legal and Compliance Department will assist and make filings with the Securities and Exchange Commission on your behalf.

     4.    Section 16 Personal Trading Restrictions: Section 16 of the
           ________________________________________
           Securities and Exchange Act requires a Director to forfeit to the Fund any profit realized from any purchase and sale, or any sale and purchase, of Fund shares within any period of less than six months.